Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-75622, 33-78532, 333-83237, 333-108805, 333-135145, 333-150694 and 333-166828) of Albemarle Corporation of our report dated June 28, 2010 relating to the financial statements and supplemental schedules of the Albemarle Corporation Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Richmond, Virginia
June 28, 2010